UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 18, 2019

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 18, 2019, USANA Health Sciences, Inc. (“USANA” or the “Company”) announced that its founder and Chairman of the Board of Directors, Myron W. Wentz, Ph.D., has chosen to retire from the position of Board Chairman and director effective at the Company’s May 1, 2020 Annual Shareholder Meeting. Dr. Wentz will transition to Chairman Emeritus, become an honorary Board member, and be succeeded as Chairman of the Board by Kevin Guest, the Company’s Chief Executive Officer. The naming of Mr. Guest as Chairman is the result of a systematic and comprehensive succession plan undertaken by the Board. Mr. Guest currently serves as a member of the Board of Directors of the Company. As an executive officer and employee of the Company, Mr. Guest does not receive separate compensation for his services as a director.

Mr. Guest was not appointed Chairman pursuant to any arrangement or understanding between Mr. Guest and any other person. There are no family relationships between Mr. Guest and any of our directors or executive officers or any person nominated or chosen to become a director or executive officer of the Company. Neither the Company nor any of its subsidiaries has entered into any transactions with Mr. Guest described in Item 404(a) of Regulation S-K.

The Company issued a press release on December 18, 2019 announcing the retirement of Dr. Wentz from the Board and the appointment of Mr. Guest. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press release issued by USANA Health Sciences, Inc. dated December 18, 2019 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date:	December 18, 2019

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